Cuisine Solutions Sales up 38.4% in US and 25.2% overall for Q3 Fiscal Year 2006

Premium, fully- cooked, frozen food manufacturer’s net earnings increase 29%

ALEXANDRIA, Va.—(BUSINESS WIRE)—May 11, 2006 — Cuisine Solutions, Inc. (AMEX: FZN - News) (the “Company”) today announced its results for the third quarter of fiscal year 2006. “We are very proud to announce our tenth consecutive quarter of greater than 25% net sales and income growth as compared to the same quarter the prior fiscal year,” explains Thomas L. Gregg, President. “We are most encouraged by the overwhelmingly exceptional customer response and our sales success to date of our Cuisine Solutions branded products in retail in the US in just two and a half years. We strongly believe in our vision of being the leader in the emerging category of premium, fully cooked, frozen food.”

Revenue in the third quarter of fiscal 2006 increased $3,613,000 from $14,355,000 to $17,968,000, a 25.2% increase compared to the third quarter of the fiscal 2005, due primarily to stronger sales in the U.S. in four of its five sales channels except On Board Service. In the United States, Retail sales grew 146.8% as a result of increased sales to existing customers in both deli and company branded packaged goods. National Restaurant Chain (NRC)/New Business sales increased 82.1% due primarily to increased sales to existing and new large restaurant chains customers. U.S. Military sales rose by 70.9%, due to increased demand from the U.S. Army.

The Company reported net income from continuing operations for the third quarter of fiscal 2006 of $659,000 compared to $511,000 for the third quarter of fiscal 2005. The 29.0% increase in net income from continuing operations was primarily due to a 25.2% increase in sales and a 20.0% increase in gross margin, as a result of the higher sales and the corresponding production and procurement efficiencies achieved. Net earnings per share from continuing operations were $.04 for the third quarter fiscal 2006 compared to $.03 the same quarter last year.

Information as to the Company’s sales by geographic location is as follows:

	Q3 Fiscal 2006	Q3 Fiscal 2005	$ Change	%Change
US	$12,612,000	$9,113,000	$3,499,000	38.4%
France	5,356,000	5,242,000	114,000	2.2%

Total Net Sales	$17,968,000	$14,355,000	$3,613,000	25.2%

Third quarter net sales by sales channel for fiscal 2006 and 2005 are as follows:

	Q3 Fiscal 2006	Q3 Fiscal 2005	$ Change	%Change
Food Service	$3,290,000	$3,471,000	$(181,000)	(5.2%)
On Board Services	5,000,000	5,173,000	(173,000)	(3.3%)
Retail	5,191,000	3,120,000	2,071,000	66.4%
Military	3,443,000	2,015,000	1,428,000	70.9%
National Restaurant Chain/New Business	1,044,000	576,000	468,000	81.3%
Total	$17,968,000	$14,355,000	$3,613,000	25.2%

Cuisine Solutions U.S. sales during the third quarter of fiscal 2006 and 2005 by sales channel are as follows:

	Q3 Fiscal 2006	Q3 Fiscal 2005	$ Change	%Change
Food Service	$2,023,000	$1,862,000	$161,000	8.6%
On Board Services	2,694,000	3,284,000	(590,000)	(18.0%)
Retail	3,423,000	1,387,000	2,036,000	146.8%
Military	3,443,000	2,015,000	1,428,000	70.9%
National Restaurant Chain	1,029,000	565,000	464,000	82.1%
Total	$12,612,000	$9,113,000	$3,499,000	38.4%

Cuisine Solutions France sales during the third quarter of fiscal 2006 and 2005 are as follows:

	Q3 Fiscal 2006	Q3 Fiscal 2005	$ Change	%Change
Sales in U.S. Dollars	$5,356,000	$5,242,000	$114,000	2.2%
Sales in Euros	€4,465,000	€4,004,000	€461,000	11.5%
Average exchange rate	0.834	0.764

Cuisine Solutions France’s sales during the third quarter of fiscal 2006 and 2005 by sales channel were as follows:

	Q3 Fiscal 2006	Q3 Fiscal 2005	$ Change	%Change
Food Service	$1,267,000	$1,609,000	$(342,000)	(21.3%)
On Board Services	2,306,000	1,889,000	417,000	22.1%
Retail	1,768,000	1,733,000	35,000	2.0%
Others	15,000	11,000	4,000	36.4%

Total	$5,356,000	$5,242,000	$114,000	2.2%

A comparison of net sales, gross margin and net income from operations for the third quarter of fiscal 2006 and 2005 are as follows:

	Sixteen weeks ended
	Apr. 1, 2006	Apr. 2, 2005	% Change
	(Dollars in thousands)
Net sales	$17,968	$14,355	25.2%
Gross margin	$4,564	$3,802	20.0%
Gross margin percentage	25.4%	26.5%
Income from continuing operations	$659	$511	29.0%
Net income	$659	$511	29.0%

Fiscal 2006 Year to Date Results

Revenue for the first three quarters of fiscal 2006 increased $15,194,000 from $34,120,000 to $49,314,000, a 44.5% increase compared to the first three quarters of fiscal 2005, due to stronger sales in all sales channels. In the United States, U.S. Military sales rose by 195.2%, due to the increased demand from the U.S. Army. For the first three quarters of fiscal 2006, Retail sales grew 56.6% as a result of increased sales to existing customers in both deli and company branded packaged goods. National Restaurant Chain (NRC) / New Business sales increased 68.3%, primarily due to increased effort on promoting NRC business. For the first three quarters of fiscal 2006, On Board Services in France rose 78.4% primarily due to new airline customers in Europe and the placement of additional items on existing first and business class menus.

For the first three quarters of fiscal 2006, the Company reported net income from continuing operations of $2,968,000, compared to $1,323,000 for the first three quarters of fiscal 2005. The 124.3% increase in net income from continuing operations was primarily due to a 44.5% increase in sales and a 46.4% increase in gross margin, as a result of the higher sales and the corresponding production and procurement efficiencies achieved. Net earnings per share from continuing operations were $.18 for the first three quarters of fiscal 2006 compared to $.08 for the same three quarters last year.

Information as to the Company’s sales by geographic location is as follows:

	YTD Fiscal 2006	YTD Fiscal 2005	$ Change	%Change
US	$34,770,000	$22,371,000	$12,399,000	55.4%
France	14,544,000	11,749,000	2,795,000	23.8%

Total Net Sales	$49,314,000	$34,120,000	$15,194,000	44.5%

Net sales for the first three quarters of fiscal 2006 and 2005 by sales channel are as follows:

	YTD Fiscal 2006	YTD Fiscal 2005	$ Change	%Change
Food Service	$9,719,000	$8,511,000	$1,208,000	14.2%
On Board Services	12,750,000	12,116,000	634,000	5.2%
Retail	12,628,000	8,062,000	4,566,000	56.6%
Military	11,808,000	4,000,000	7,808,000	195.2%
National Restaurant Chain/New Business	2,409,000	1,431,000	978,000	68.3%
Total	$49,314,000	$34,120,000	$15,194,000	44.5%

Cuisine Solutions U.S. sales during the first three quarters of fiscal 2006 and 2005 by sales channel are as follows:

	YTD Fiscal 2006	YTD Fiscal 2005	$ Change	%Change
Food Service	$6,201,000	$4,585,000	$1,616,000	35.2%
On Board Services	6,238,000	8,466,000	(2,228,000)	(26.3%)
Retail	8,158,000	3,941,000	4,217,000	107.0%
Military	11,808,000	4,000,000	7,808,000	195.2%
National Restaurant Chain	2,365,000	1,379,000	986,000	71.5%
Total	$34,770,000	$22,371,000	$12,399,000	55.4%

Cuisine Solutions France’s total sales for the first three quarters of fiscal 2006 and 2005 and respective exchange rates are as follows:

	YTD Fiscal 2006	YTD Fiscal 2005	$ Change	%Change
Sales in U.S. Dollars	$14,544,000	$11,749,000	$2,795,000	23.8%
Sales in Euros	€12,082,000	€9,219,000	€2,863,000	31.1%
Average exchange rate	0.831	0.785

Cuisine Solutions France’s sales for the first three quarters of fiscal years 2006 and 2005 by sales channel were as follows:

	YTD Fiscal 2006	YTD Fiscal 2005	$ Change	%Change
Food Service	$3,518,000	$3,926,000	$(408,000)	(10.4%)
On Board Services	6,512,000	3,650,000	2,862,000	78.4%
Retail	4,470,000	4,121,000	349,000	8.5%
Others	44,000	52,000	(8,000)	(15.4%)

Total	$14,544,000	$11,749,000	$2,795,000	23.8%

A comparison of net sales, gross margin and net income from operations follows:

	Forty weeks ended
	Apr. 1, 2006	Apr. 2, 2005	% Change
	(Dollars in thousands)
Net sales	$49,314	$34,120	44.5%
Gross margin	$12,924	$8,828	46.4%
Gross margin percentage	26.2%	25.9%
Income from continuing operations	$2,968	$1,323	124.3%
Net income	$2,968	$1,266	134.4%

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements reflect the intent, belief or current expectations of the company and members of the management team. Investors can identify these forward-looking statements by use of words such as “expects,” “believes,” “will,” “continues,” “goals” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. The Company cannot guarantee that any forward-looking statement will be realized, although it believes that it has been prudent in its plans and assumptions. Achievement of future results is subject to risks, uncertainties, and the possibility of inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated, or projected. The Company does not undertake to update any forward-looking statement that it may make from time to time.

Contact:

Cuisine Solutions, Inc., Alexandria, VA.

Lillian Liu, 703-270-2918

lliu@cuisinesolutions.com